                                                                       Exhibit 5
                                                                       ---------

================================================================================



                         REGISTRATION RIGHTS AGREEMENT

                                  By and among


                          WYNDHAM INTERNATIONAL, INC.


                                      and


                             The Persons Listed on
                           the Signature Pages Hereof



                         Dated as of February 18, 1999



================================================================================

                               TABLE OF CONTENTS

                                                                  Page
                                                                  ----

Section 1.  Definitions ........................................... 2

Section 2.  Registration Under the Securities Act ................. 5

          (a) Required Registration ............................... 6
          (b) Incidental Registration ............................. 9
          (c) Expenses ............................................11
          (d) Effective Registration Statement Suspension .........11
          (e) Selection of Underwriters ...........................12

Section 3.  Restrictions on Public Sale by Wyndham ................12

Section 4.  Registration Procedures ...............................12

Section 5.  Indemnification; Contribution .........................19

          (a) Indemnification by Wyndham ..........................19
          (b) Indemnification by Holders ..........................20
          (c) Conduct of Indemnification Proceedings ..............20
          (d) Contribution ........................................21

Section 6.  Miscellaneous .........................................23

          (a) Inconsistent Agreements .............................23
          (b) Amendments and Waivers ..............................23
          (c) Notices .............................................23
          (d) Successors and Assigns ..............................24
          (e) Recapitalizations, Exchanges, etc., Affecting
              Registrable Securities ..............................25
          (f) Counterparts ........................................25
          (g) Descriptive Headings, Etc ...........................25
          (h) Severability ........................................25
          (i) Governing Law .......................................26
          (j) Specific Performance ................................26
          (k) Entire Agreement ....................................26

                                      (i)

          REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of February 18, 1999, by and among Wyndham International, Inc., a Delaware corporation ("Wyndham"), the other Persons (as hereinafter defined) listed on the signature pages hereof (herein referred to collectively, along with their respective affiliates and successors who from and after the date hereof acquire or are otherwise the transferee of any Registrable Securities (as hereinafter defined), as the "Initial Holders" and individually, as an "Initial Holder") and any other Person that shall from and after the date hereof acquire or otherwise be the transferee of any Registrable Securities and who shall be a Permitted Transferee (as hereinafter defined) of any Initial Holder (herein referred to collectively as the "Holders" and individually as a "Holder").

          WHEREAS, Wyndham and Patriot American Hospitality, Inc. ("Patriot" and, together with Wyndham, the "Companies"), Wyndham International Operating Partnership, L.P. and Patriot American Hospitality Partnership, L.P. have entered into a Securities Purchase Agreement, dated as of February 18, 1999 (the "Securities Purchase Agreement"), with the Initial Holders, which provides, upon the terms and subject to the conditions thereof, for the purchase by the Initial Holders of shares of Wyndham's Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock");

          WHEREAS, the Series B Preferred Stock will be convertible, upon the terms and subject to the conditions set forth in the Certificate of Designation relating thereto, into shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), of Wyndham; and

          WHEREAS, in the event of any transfer of any shares of Series B Preferred Stock to any Person other than an Initial Holder, such shares of Series B Preferred Stock will automatically convert, upon the terms and subject to the conditions set forth in the Certificate of Designation relating thereto, into shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of Wyndham;

          WHEREAS, the Series A Preferred Stock will be convertible, upon the terms and subject to the conditions set forth in the Certificate of Designation relating thereto, into shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of Wyndham;

          WHEREAS, in the event of any transfer of any shares of Class B Common Stock to any Person other than an Initial Holder, such shares of Class B Common Stock will automatically convert, upon the terms and subject to the conditions set forth in the Restated Certificate of Incorporation of Wyndham; and

          WHEREAS, in the event of any transfer of any shares of Class B Common Stock to any Person other than an Initial Holder, such shares of Class B Common Stock will automatically convert, upon the terms and subject to the conditions set forth in the Restated Certificate of Incorporation of Wyndham; and

          WHEREAS, in order to induce the Initial Holders to complete the transactions contemplated by the Securities Purchase Agreement, Wyndham has agreed to provide registration rights on the terms and subject to the conditions provided herein.

          NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

          Section 1. Definitions.
                     -----------

          (a) As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated
           ---------
under the Exchange Act.

          "Blackout Period" shall have the meaning set forth in Section 2(a)(i).
           ---------------

          "Class A Common Stock" shall have the meaning set forth in the
          ---------------------
preamble; provided, that if there shall be only one authorized class of Wyndham's common stock at the time, Class A Common Stock shall be deemed to refer to such common stock.

          "Class B Common Stock" shall have the meaning set forth in the
           --------------------
preamble.

          "Closing" shall mean the date upon which the purchase and sale of the
           -------
Preferred Stock pursuant to the Securities Purchase Agreement occurs.

          "Companies" shall have the meaning set forth in the preamble and shall
           ---------
also include Patriot's and Wyndham's successors.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended from time to time.

          "Holder" shall have the meaning set forth in the preamble.
           ------

          "Incidental Registration" shall mean a registration required to be
           -----------------------
effected by Wyndham pursuant to Section 2(b).

          "Incidental Registration Statement" shall mean a registration
           ---------------------------------
statement of Wyndham, as provided in Section 2(b), which covers any of the Registrable Securities on an appropriate form in accordance with the Securities Act and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Initial Holder(s)" shall have the meaning set forth in the preamble.
           -----------------

          "Majority Holders" shall mean Holders of the Registrable Securities as
          -----------------
to which registration has been requested representing in the aggregate a majority of such shares beneficially owned by Holders.

          "Market Value" shall mean, with respect to the Series A Preferred
          -------------
Stock or the Class A Common Stock, the average, rounded to the nearest cent ($0.01), of the closing price per share of the Series A Preferred Stock or the Class A Common Stock, respectively, on the New York Stock Exchange for twenty consecutive calendar days ending on the trading day immediately preceding the date in question.

          "NASD" shall mean the National Association of Securities Dealers, Inc.
           ----

          "Permitted Transferee" shall mean any Person which would be a
           --------------------
"qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

          "Person" shall mean any individual, limited or general partnership,
           ------
corporation, trust, joint venture, association, joint stock company or unincorporated organization.

          "Prospectus" shall mean the prospectus included in a Registration
          -----------
Statement, including any preliminary Prospectus, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and by all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Registrable Securities" shall mean (i) any shares of Class B Common
          -----------------------
Stock issued or issuable upon conversion of any shares of Series B Preferred Stock, (ii) any shares of Series A Preferred Stock issued or issuable upon conversion of the shares of Series B Preferred Stock, (iii) any shares of Class A Common Stock issued or issuable upon conversion of any shares of Series A Preferred Stock described in clause (ii) above, and (iv) any securities issued or issuable with respect to any Series A Preferred Stock, Series B Preferred Stock, Class A Common Stock or Class B Common Stock described in clauses (i),
(ii) and (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or otherwise.

          "Registration Expenses" shall mean (i) all registration, listing,
          ----------------------
qualification and filing fees (including NASD filing fees), (ii) fees and disbursements of counsel for Wyndham, (iii) accounting fees incident to any such registration, (iv) blue sky fees and expenses (including counsel fees in connection with the preparation of a Blue Sky Memorandum and legal investment survey), (v) all expenses of any Persons in preparing or assisting in preparing, printing, distributing, mailing and delivering any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of and compliance with this Agreement, (vi) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer, and (v) all internal expenses of Wyndham (including all salaries and expenses of officers and employees performing legal or accounting duties), provided, however, that Registration Expenses shall not include any Selling Expenses.

          "Registration Statement" shall mean any registration statement of
          -----------------------
Wyndham which covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Required Registration Statement" shall mean a Registration Statement
           -------------------------------
pursuant to Section 2(a)(i).

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Securities Act" shall mean the Securities Act of 1933, as amended
           --------------
from time to time.

          "Securities Purchase Agreement" shall have the meaning set forth in
           -----------------------------
the preamble.

          "Selling Expenses" shall mean underwriting discounts, selling
          -----------------
commissions and stock transfer taxes applicable to the shares registered by the Holders, fees and disbursements of counsel for the Holders retained by them (other than with respect to the fees and disbursements made in connection with the preparation of a Blue Sky Memorandum and legal investment survey).

          "Series A Preferred Stock" shall have the meaning set forth in the
           ------------------------
preamble.

          "Series B Preferred Stock" shall have the meaning set forth in the
           ------------------------
preamble.

          "Shelf Registration" shall mean a registration required to be effected
           ------------------
pursuant to Section 2(a)(ii).

          "Shelf Registration Statement" shall mean a Registration Statement
           ----------------------------
pursuant to Section 2(a)(ii).

          "Underwriter" shall have the meaning set forth in Section 5(a).
           -----------

          "Underwritten Offering" shall mean a sale of securities of Wyndham to
          ----------------------
an Underwriter or Underwriters for reoffering to the public.

          (b) Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Securities Purchase Agreement.

          Section 2.     Registration Under the Securities Act.
                         -------------------------------------

          (a)  Required Registration.
               ---------------------

          (i) Right to Require Registration.  One or more Holders of Registrable
          ---------------------------------
Securities shall have the right from time to time to request in writing (a "Request") which Request shall specify the Registrable Securities intended to be disposed of by such Holders and the intended method of distribution thereof) that Wyndham register such Holders' Registrable Securities by filing with the SEC a Required Registration Statement. Upon the receipt of such a Request, Wyndham will, by the fifth business day thereafter, give written notice of such requested registration to all Initial Holders of Registrable Securities, and, not later than the 45th calendar day after the receipt of such a Request by Wyndham, Wyndham will use all reasonable efforts to cause to be filed with the SEC a Required Registration Statement covering the Registrable Securities which Wyndham has been so requested to register by Holders thereof other than the Initial Holder(s) initiating the Request by written request given to Wyndham within 9 business days after the giving of such written notice by Wyndham, providing for the registration under the Securities Act of the Registrable Securities which Wyndham has been so requested to register by all such Holders, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of distribution thereof specified in such Request or further requests, and shall use all reasonable efforts to have such Required Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Required Registration Statement continuously effective for a period of at least 60 calendar days (or, in the case of an Underwritten Offering, such period as the Underwriters shall reasonably require) following the date on which such Required Registration Statement is declared effective (or such shorter period which will terminate when all of the Registrable Securities covered by such Required Registration Statement have been sold pursuant thereto), including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Required Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Required Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by Wyndham for such Required Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky laws, or any rules and regulations thereunder.

          Wyndham shall not be required to effect, pursuant to this Section 2(a)(i), (i) a Required Registration hereunder unless Holders beneficially owning Registrable Securities with an aggregate Market Value of $50 million have initiated or joined in such Request and (ii) more than eight registrations in the aggregate requested by the Holders, provided that so long as the Holders collectively beneficially own Registrable Securities with a Market Value of at least $100 million, the

Holders shall have the right to require Wyndham to effect additional Required Registrations provided that the Registrable Securities included therein have an aggregate Market Value of at least $50 million and provided further that any Investor proposing to distribute its Registrable Securities to its partners or shareholders shall have the right to require Wyndham to effect an additional Required Registrations to facilitate such distribution.

          A Request may be withdrawn prior to the filing of the Required Registration Statement by the Holder(s) which made such Request (a "Withdrawn Request") and a Required Registration Statement may be withdrawn prior to the effectiveness thereof by the Holders of a majority of the Registrable Securities included therein (a "Withdrawn Required Registration"), and, in either such event, such withdrawal shall be treated as a Required Registration which shall have been effected pursuant to clause (ii) of the immediately preceding paragraph, except that the Holders may require Wyndham to disregard one Withdrawn Request for purposes of such clause (ii).

          The Holders shall not, without Wyndham's consent, be entitled to deliver a Request for a Required Registration after the completion of the Required Registration if less than 90 calendar days have elapsed since (A) the effective date of a prior Required Registration Statement, (B) in the case of a Required Registration which is effected other than by means of an Underwritten Offering, the date of sale by the Holders of their Registrable Securities pursuant thereto or (C) the date of withdrawal of a Withdrawn Required Registration.

          Notwithstanding the foregoing, from and after the Closing, Wyndham may delay the filing of a Required Registration Statement if the Board of Directors of Wyndham determines that such action is in the best interests of Wyndham's stockholders, and only for an aggregate number of days, taken together with any Blackout Period invoked pursuant to Section 2(a)(ii), not to exceed 60 days in any twelve month period (a "Blackout Period").

          The registration rights granted pursuant to the provisions of this
Section 2(a)(i) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

          (ii)  Shelf Registration.  Promptly upon the Request of the Holders
          ------------------------
(but in no event later than the 75th calendar day after the receipt of such a Request), the Company shall use its reasonable best efforts to promptly process, file and cause to become effective a Registration Statement on Form S-3 (the "Shelf") for an offering of Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) and permitting sales in ordinary course brokerage or dealer transactions not involving an Underwritten Offering. Each Holder which owns, on the date of the initial filing of the Shelf (the "Initial Filing Date"), Registrable Securities (each such Holder, an "Eligible Holder") shall have the right to resell such Registrable Securities under the Shelf until the date that such Eligible Holder sells all of such Registrable Securities, whether or not under the Shelf (such Eligible Holder's "Termination Date"). The Company agrees to use its reasonable best efforts to keep the Shelf continuously effective and usable for resale of Registrable Securities until all Eligible Holders lose their rights to resell Registrable Securities under the Shelf.

          Notwithstanding the foregoing, (A) from the Closing and until the effectiveness of a Shelf Registration Statement, Wyndham may delay the filing of a Shelf Registration Statement, or (B) from and after the effectiveness of a Shelf Registration Statement, each Holder agrees that it will not effect any sales of the Registrable Securities pursuant to the Shelf Registration, in either case, if the Board of Directors of Wyndham determines that such action is in the best interests of Wyndham's stockholders, and only for a Blackout Period, taken together with any Blackout Period invoked pursuant to Section 2(a)(i), not to exceed 60 days.

          The registration rights granted pursuant to the provisions of this
Section 2(a)(ii) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

          (iii)  Priority in Required and Shelf Registrations.  If a Required or
                 --------------------------------------------
Shelf Registration pursuant to this Section 2(a) involves an Underwritten Offering, and the sole Underwriter or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise Wyndham in writing (with a copy to each Holder requesting registration) on or before the date 5 days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities requested to be included in such Required or Shelf Registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, Wyndham will include in such Required or Shelf Registration only the amount of Registrable Securities that Wyndham is so advised can be sold in such offering; provided, however, that Wyndham shall be required to include in such Required or Shelf Registration: first, all Registrable Securities requested to be included in the Required or Shelf Registration by the Holders and, to the extent not all such Registrable Securities can be included in such Required Registration, the number of Registrable Securities to be included shall be allocated pro rata on the basis of the number of shares of Preferred Stock or Common Stock (whichever is applicable) beneficially owned at that time by all the Holders requesting to participate in the Required or Shelf Registration or on such other basis as shall be agreed among the Holders, by agreement of the Majority Holders; and second, if all Registrable Securities requested to be included in the Required or Shelf Registration by the Holders can be so included, all other securities requesting, in accordance with any registration rights which are granted in compliance with Section 6(a), to be included in such Required Registration which are of the same class as the Registrable Securities and, to the extent not all such securities can be included in such Required or Shelf Registration, the number of securities to be included shall be allocated pro rata among the holders thereof requesting inclusion in such Required or Shelf Registration on the basis of the number of securities requested to be included by all such holders.

          (b)  Incidental Registration.
               -----------------------

          (i) Right to Include Registrable Securities.  If at any time Wyndham
              ---------------------------------------
proposes to register any of their Preferred Stock or Common Stock under the Securities Act (other than (A) any registration of public sales or distributions solely by and for the account of Wyndham of securities issued (x) pursuant to any employee benefit or similar plan or any dividend reinvestment plan or (y) in any acquisition by Wyndham, or (B) pursuant to Section 2(a) hereof), either in connection with a primary offering for cash for the account of Wyndham or a secondary offering, Wyndham will, each time it intends to effect such a registration, give written notice to all Initial Holders of Registrable Securities at least 10 business days prior to the initial filing of a Registration Statement with the SEC pertaining thereto, informing such Initial Holders of its intent to file such Registration Statement and of the Holders' rights to request the registration of the Registrable Securities held by the Holders under this Section 2(b) (the "Company Notice"). Upon the written request of any Initial Holder made within 7 business days after any such Company Notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Initial Holder and such Initial Holder's Permitted Transferees and, unless the applicable registration is intended to effect a primary offering of Preferred Stock or Common Stock for cash for the account of Wyndham, the intended method of distribution thereof), Wyndham will use all reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which Wyndham has been so requested to register by such Initial Holders to the extent required to permit the disposition (in accordance with the intended methods of distribution thereof or, in the case of a registration which is intended to effect a primary offering for cash for the account of Wyndham, in accordance with

Wyndham's intended method of distribution) of the Registrable Securities so requested to be registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Incidental Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Incidental Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by Wyndham for such Incidental Registration Statement or by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, Wyndham shall determine for any reason not to register or to delay registration of such securities, Wyndham may, at its election, give written notice of such determination to each Initial Holder of Registrable Securities and, thereupon,
(A) in the case of a determination not to register, Wyndham shall be relieved of their obligation to register any Registrable Securities in connection with such registration (but not from their obligation to pay the Registration Expenses incurred in connection therewith), and (B) in the case of a determination to delay such registration, Wyndham shall be permitted to delay registration of any Registrable Securities requested to be included in such Incidental Registration Statement for the same period as the delay in registering such other securities.

          The registration rights granted pursuant to the provisions of this
Section 2(b) shall be in addition to the registration rights granted pursuant to the other provisions of this Section.

          (ii) Priority in Incidental Registrations.  If a registration pursuant
               ------------------------------------
to this Section 2(b) involves an Underwritten Offering of the securities so being registered, whether or not for sale for the account of Wyndham, and the sole Underwriter or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise Wyndham in writing (with a copy to each Initial Holder of Registrable Securities requesting registration) on or before the date 5 days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering without adversely affecting the distribution of the securities being offered, then Wyndham will include in such registration: first, all the securities entitled to be sold pursuant to such Registration Statement without reference to the incidental registration rights of any holder (including the Holders), and second, the amount of other securities (including Registrable Securities) requested to be included in such registration that Wyndham is so advised can be sold in (or during the time of) such offering, allocated, if necessary, pro rata among the holders (including the Holders) thereof requesting such registration on the basis of the number of the securities (including Registrable Securities) beneficially owned at the time by the holders (including the Holders) requesting inclusion of their securities; provided, however, that in the event Wyndham will not, by virtue of this paragraph, include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to Wyndham given within 3 days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration.

          (c) Expenses.  Wyndham agrees to pay all Registration Expenses in
              --------
connection with (i) each of the registrations requested pursuant to Section
2(a) and (ii) each registration as to which Holders request inclusion of Registrable Securities pursuant to Section 2(b). All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of shares included in such registration, other selling stockholders and Wyndham pro rata on the basis of the number of shares of Preferred Stock or Common Stock so registered.

          (d) Effective Registration Statement; Suspension.  Subject to the
              --------------------------------------------
third paragraph of Section 2(a)(i), a Registration Statement pursuant to Section 2(a) will not be deemed to have become effective (and the related registration will not be deemed to have been effected) unless it has been declared effective by the SEC prior to a request by the Holders of a majority of the Registrable Securities included in such registration that such Registration Statement be withdrawn; provided, however, that if, after it has been declared effective, the offering of any Registrable Securities pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court shall have been in effect for at least 30 days, such Registration Statement will be deemed not to have become effective and the related registration will not be deemed to have been effected.

          (e) Selection of Underwriters.   At any time or from time to time, the
              -------------------------
Holders of a majority of the Registrable Securities covered by a Required Registration Statement may elect to have such Registrable Securities sold in an Underwritten Offering and may select the investment banker or investment bankers and manager or managers that will serve as lead and co-managing Underwriters with respect to the offering of such Registrable Securities, subject to the consent of Wyndham which shall not be unreasonably withheld. No Holder may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents required under the terms of such Underwritten Offering.

          Section  3.    Restrictions on Public Sale by Wyndham.
                         --------------------------------------

          If requested by the sole Underwriter or lead managing Underwriter(s) in such Underwritten Offering, Wyndham agrees not to effect any public sale or distribution (other than public sales or distributions solely by and for the account of Wyndham of securities issued pursuant to any employee benefit or similar plan or any dividend reinvestment plan) of any securities during the period commencing on the date Wyndham receives a Request from any Initial Holder and continuing until (a) for a Registration Statement relating to such Underwritten Offering other than a Shelf Registration, 90 days after such Registration Statement is declared effective by the SEC and (b) for a Shelf Registration Statement relating to such Underwritten Offering, 90 days after the commencement of such Underwritten Offering, (or for such shorter period as the sole or lead managing Underwriter shall request) unless earlier terminated by the sole Underwriter or lead managing Underwriter(s) in such Underwritten Offering.

          Section 4.     Registration Procedures.
                         -----------------------

          In connection with the obligations of Wyndham pursuant to Section 2, Wyndham shall use all reasonable efforts to effect or cause to be effected the registration of the Registrable Securities under the Securities Act to permit the sale of such Registrable Securities by the Holders in accordance with their intended method or methods of distribution, and Wyndham shall:

          (a) (i)  prepare and file a Registration Statement with the SEC which
(x) shall be on Form S-3 (or any successor to such form), if available, (y) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof and (z) shall comply as to form with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith and all other information reasonably requested by the lead managing Underwriter or sole

Underwriter, if applicable, to be included therein, (ii) use all reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2, (iii) use all reasonable efforts to not take any action that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of Registrable Securities during the period that such Registration Statement is required to be effective and usable and (iv) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (b) subject to paragraph (j) of this Section 4, prepare and file with the SEC such amendments and post-effective amendments to each such Registration Statement, as may be necessary to keep such Registration Statement effective for the applicable period; cause each such Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof, as set forth in such registration statement;

          (c) furnish to each Holder of Registrable Securities and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request in order to facilitate the public sale or other disposition of any Registrable Securities; Wyndham hereby consents to the use of the Prospectus, including each preliminary Prospectus, by each Holder of Registrable Securities and each Underwriter of an Underwritten Offering of Registrable Securities, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or the preliminary Prospectus (the Holders hereby agreeing not to make a broad public dissemination of a form of preliminary Prospectus which is designed to be a "quiet filing" without Wyndham's consent, such consent to not be withheld unreasonably);

          (d) (i) use all reasonable efforts to register or qualify the Registrable Securities, no later than the time the applicable Registration Statement is declared effective by the SEC, under all applicable state securities or "blue sky" laws of such jurisdictions as each Underwriter, if any, or any Holder of Registrable Securities covered by a Registration Statement, shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such Underwriter, if any, and Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that Wyndham shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

          (e) notify each Holder of Registrable Securities promptly, and, if requested by such Holder, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a Registration Statement and the closing of any sale of securities covered thereby pursuant to any agreement to which Wyndham is a party, the representations and warranties of Wyndham contained in such agreement cease to be true and correct in all material respects or if Wyndham receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (f) furnish counsel for each such Underwriter, if any, and for the Holders of Registrable Securities copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

          (g) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

          (h) upon request, furnish to the sole Underwriter or lead managing Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (i) cooperate with the selling Holders of Registrable Securities and the sole Underwriter or lead managing Underwriter of an Underwritten Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Holders or the sole Underwriter or lead managing Underwriter of an Underwritten Offering of Registrable Securities, if any, may reasonably request at least three business days prior to any sale of Registrable Securities;

          (j) upon the occurrence of any event contemplated by paragraph (e)(iv) of this Section, use all reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (k) enter into customary agreements (including, in the case of an Underwritten Offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

          (1) make such representations and warranties to the Holders of such Registrable Securities and the Underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

          (2) obtain opinions of counsel to Wyndham and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing Underwriter, if any, and the Majority Holders of the Registrable Securities being sold) addressed to each selling Holder and the Underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and Underwriters;

          (3) obtain "cold comfort" letters and updates thereof from Wyndham's independent certified public accountants addressed to the selling Holders of Registrable Securities, if permissible, and the Underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings;

          (4) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Holders and such representative of the selling Holders as the Majority Holders of the Registrable Securities covered by any Registration Statement relating to the Registration and providing for, among other things, the appointment of such representative as agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

          (5) deliver such customary documents and certificates as may be reasonably requested by the Majority Holders of the Registrable Securities being sold or by the managing Underwriters, if any.

The above shall be done (i) at be effectiveness of such Registration Statement (and each post-effective amendment thereto) in connection with any registration, and (ii) at each closing under any underwriting or similar agreement as and to the extent required thereunder;

          (l) make available for inspection by representatives of the Initial Holders of the Registrable Securities and any Underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Holders or Underwriters, all relevant financial and other records, pertinent corporate documents and properties of Wyndham and cause the respective officers, directors and employees of Wyndham to supply all information reasonably requested by any such representative, Underwriter, counsel or accountant in connection with a Registration Statement;

          (m) (i) within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Holders of Registrable Securities and to counsel to such Initial Holders and to the Underwriter or Underwriters of an Underwritten Offering of Registrable Securities, if any; fairly consider such reasonable changes in any such document prior to or after the filing thereof as the counsel to the Holders or the Underwriter or the Underwriters may request and not file any such document in a form to which the Majority Holders of Registrable Securities being registered or any Underwriter shall reasonably object; and make such of the representatives of Wyndham as shall be reasonably requested by the Holders of Registrable Securities being registered or any Underwriter available for discussion of such document;

              (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus, provide copies of such document to counsel for the Holders; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Holders or such Underwriter shall request; and make such of the representatives of Wyndham as shall be reasonably requested by such counsel available for discussion of such document;

          (n) cause all Registrable Securities to be qualified for inclusion in or listed on the New York Stock Exchange or any securities exchange on which securities of the same class issued by Wyndham is then so qualified or listed if so requested by the Majority Holders of Registrable Securities covered by a Registration Statement, or if so requested by the Underwriter or Underwriters of an Underwritten Offering of Registrable Securities, if any;

          (o) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11 (a) of the Securities Act and Rule 158 thereunder;

          (p) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any Underwriter in an Underwritten Offering; and

          (q) use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with potential investors and taking such other actions as shall be requested by the Majority Holders of Registrable Securities covered by a Registration Statement or the lead managing Underwriter of an Underwritten Offering, in each case subject to the reasonable availability of Wyndham's executives given their other duties.

          Each selling Holder of Registrable Securities as to which any registration is being effected pursuant to this Agreement agrees, as a condition to the registration obligations with respect to such Holder provided herein, to furnish to Wyndham such information regarding such Holder required to be included in the Registration Statement, the ownership of Registrable Securities by such Holder and the proposed distribution by such Holder of such Registrable Securities as Wyndham may from time to time reasonably request in writing.

          Each Holder agrees that, upon receipt of any notice from Wyndham of the happening of any event of the find described in paragraph (e)(iv) of this Section, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the affected Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus, contemplated by paragraph (j) of this Section, and, if so directed by Wyndham, such Holder will deliver to Wyndham (at the expense of Wyndham), all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities which was current at the time of receipt of such notice.

          Section 5.     Indemnification; Contribution.
                         -----------------------------

          (a) Indemnification by Wyndham.  Wyndham agrees, jointly and
              --------------------------
severally, to indemnify and hold harmless each Person who participates as an underwriter (any such Person being an "Underwriter"), each Holder and their respective partners, directors, officers and employees and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

          (i) against any and all losses, liabilities, claims, damages, judgments and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all losses, liabilities, claims, damages, judgments and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Wyndham; and

          (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel), incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any Holder or Underwriter with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any such case made in reliance upon and in conformity with written information furnished to Wyndham by such Holder or Underwriter expressly for use in a Registration

Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          (b) Indemnification by Holders.  (i)  Each selling Holder severally
              --------------------------
agrees to indemnify and hold harmless Wyndham, each Underwriter and the other selling Holders, and each of their respective partners, directors, officers and employees (including each officer of Wyndham who signed the Registration Statement), and each Person, if any, who controls Wyndham, any Underwriter or any other selling Holder within the meaning of Section 15 of the Securities Act, against any and all losses, liabilities, claims, damages, judgments and expenses described in the indemnity contained in paragraph (a) of this Section
(provided that any settlement of the type described therein is effected with the written consent of such selling Holder), as incurred, but only with respect to untrue statements or alleged untrue statements of a material fact contained in any Prospectus or the omissions, or alleged omissions therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any such case made in reliance upon and in conformity with written information furnished to Wyndham by such selling Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto).

          (c) Conduct of Indemnification Proceedings.  Each indemnified party or
              --------------------------------------
parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice.
If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties determine in good faith that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement) at the indemnifying party's or parties' expense. If an indemnifying party or parties is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement). No indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties, which consent shall not be unreasonably withheld. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this subsection (c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

          (d) Contribution.  (i)  In order to provide for just and equitable
              ------------
contribution in circumstances in which the indemnity agreement provided for in this Section is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of Wyndham on the one hand and of the liable selling Holders (including, in each case, that of their respective officers, directors, employees and agents) on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of Wyndham on the one hand and of the liable selling Holders (including, in each case, that of their respective officers, directors, employees and agents) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Wyndham, on the one hand, or by or on behalf of the selling Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          (ii) Wyndham and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding the provisions of this paragraph (d), in the case of distributions to the public, an indemnifying Holder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Holder and its affiliated indemnifying Holders and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (iii) For purposes of this Section, each Person, if any, who controls a Holder or an Underwriter within the meaning of Section 15 of the Securities Act (and their respective partners, directors, officers and employees) shall have the same rights to contribution as such Holder or Underwriter; and each director of Wyndham, each officer of Wyndham who signed the Registration Statement, and each Person, if any, who controls Wyndham within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as Wyndham.

          Section 6.     Miscellaneous.
                         -------------

          (a) Inconsistent Agreements.  Wyndham is not a party to, and will not
              -----------------------
on or after the date of this Agreement enter into, any agreement which conflicts with the provisions of this Agreement nor has Wyndham entered into any such agreement, and Wyndham will not on or after the date of this Agreement modify in any manner adverse to the Holders any such agreement; provided, however, that nothing in this sentence shall prohibit Wyndham from granting registration rights, which become exercisable from and after the Closing, to any Person (a "Third Party") who becomes an owner of shares of any of Wyndham's capital stock after the date hereof (including granting incidental registration rights with respect to any Registration Statement required to be filed or maintained hereunder) if and only if (i) the Third-Party's registration rights (including, without limitation, demand registration rights) provide to the Holders of Registrable Securities who seek to participate in such registration (whether or not such registration is initiated hereunder) rights no less favorable to such Holders than those rights provided to the Holders hereunder as if such registration were a Required Registration (including, without limitation, the priority provisions contained in Section 2(a)(iii)), provided, further, however, that if such registration is not initiated by the Initial Holders such registration shall not be deemed one of the eight Required Registrations for purposes of the limitations contained in the second paragraph of Section 2(a)(i), and (ii) the Third Party is required to enter into the agreements provided for in Section 3 hereof (as if it were Wyndham) on the terms and for the period applicable to Wyndham (including preventing sales pursuant to Rule 144 under the Securities Act) if requested by the sole Underwriter or lead managing Underwriter in an Underwritten Offering initiated by Holders of Registrable Securities pursuant to Section 2(a). The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of Wyndham's other issued and outstanding securities under any such agreements.

          (b) Amendments and Waivers.  The provisions of this Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless Wyndham has obtained the written consent of a majority of the Holders and, if any such amendment, modification, supplement, waiver or consent would adversely affect the rights of any Holder hereunder, the written consent of each Holder which is affected shall be obtained; provided, however, that nothing herein shall prohibit any amendment, modification, supplement, waiver or consent the effect of which is limited only to those Holders who have agreed to such amendment, modification, supplement, waiver or consent.

          (c) Notices.  All notices and other communications provided for or
              -------
permitted hereunder shall be made in writing by hand delivery, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to Wyndham by means of a notice given in accordance with the provisions of this paragraph (c), which address initially is, with respect to each Holder as of the date hereof, the address set forth next to such Holder's name on the signature pages hereof with a copy to Randall H. Doud, Esq., telecopier number (212) 735-2000, and with respect to each Holder who becomes such after the date hereof, the address of such Holder in the stock records of Wyndham, (ii) if to Wyndham, at 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207, telecopier number (214) 863-1527, Attention:
General Counsel, with a copy to Gilbert G. Menna, P.C., telecopier number (617) 523-1231, and thereafter at such other address, notice of which is given in accordance with the provisions of this paragraph.

Notwithstanding the foregoing, Wyndham shall not be obligated to provide any notice to any Holder which is not an Initial Holder except with respect to a Required or Incidental Registration Statement which has been filed and pursuant to which such Holder is identified as a selling stockholder.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to a courier guaranteeing overnight delivery. Notwithstanding the foregoing, nothing in this Section 6(c) is intended to enlarge the class of Persons which are Holders, as defined in the preamble of this Agreement, and thus entitled to the rights granted hereunder.

          (d) Successors and Assigns.  This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors, assigns and transferees of each of the parties, including, without the need for an express assignment, subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and to receive the benefits hereof. Notwithstanding the foregoing, nothing in this Section 6(d) is intended to enlarge the class of Persons which are Holders, as defined in the preamble of this Agreement, and thus entitled to the rights granted hereunder. For purposes of this Agreement, "successor" for any entity other than a natural person shall mean a successor to such entity as a result of such entity's merger, consolidation, liquidation, dissolution, sale of substantially all of its assets, or similar transaction.

          (e) Recapitalizations, Exchanges, Etc., Affecting Registrable
              ---------------------------------------------------------
Securities.  The provisions of this Agreement shall apply, to the full extent
----------
set forth herein with respect to the Registrable Securities, to any and all securities or capital stock of Wyndham or any successor or assign of Wyndham (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any of such events, Preferred Stock and Common Stock amounts hereunder shall be appropriately adjusted if necessary.

          (f) Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

          (g) Descriptive Headings, Etc.  The headings in this Agreement are for
              -------------------------
convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, paragraph and clause references are to the Articles, Sections, paragraphs and clauses to this Agreement unless otherwise specified; (4) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

          (h) Severability.  In the event that any one or more of the
              ------------
provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          (i) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
              -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

          (j) Specific Performance.  The parties hereto acknowledge that there
              --------------------
would be no adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

          (k) Entire Agreement.  This Agreement is intended by the parties as a
              ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between Wyndham, on the one hand, and the other parties to this Agreement, on the other, with respect to such subject matter.

                            *          *          *

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.



                                    WYNDHAM INTERNATIONAL, INC.



                                    By:       /s/ James D. Carreker
                                            --------------------------------
                                    Name:   James D. Carreker
                                    Title:  Chairman and Chief Executive Officer

                                    APOLLO REAL ESTATE
                                    INVESTMENT FUND III, L.P.

                                    By:  Apollo Real Estate Advisors III, L.P.,
                                         its General Partner

                                         By:  Apollo Real Estate Capital
                                              Advisors III, Inc.,
                                              its General Partner

Address:
-------
1301 Avenue of the Americas
38th Floor
New York, New York 10019            By:    /s/ Ricardo Koenigsberger
Attention:                                 ---------------------------------
Telecopier Number:                  Name:  Ricardo Koenigsberger
-----------------                   Title: Vice President
(212) 261-4060


                                    APOLLO INVESTMENT FUND IV, L.P.

                                    By:  Apollo Advisors, IV, L.P., its General
                                         Partner

                                         By:  Apollo Capital Management IV,
                                              Inc., its General Partner


Address:
-------
1301 Avenue of the Americas
38th Floor
New York, New York 10019            By:    /s/ Eric Press
Attention:                                 ---------------------------------
Telecopier Number:                  Name:  Eric Press
-----------------                   Title: Vice President
(212) 261-4060

                                    THOMAS H. LEE EQUITY FUND IV, L.P.

                                    By:  THL Equity Advisors IV, LLC

Address:
-------
75 State Street, Suite 2600
Boston, MA 02109
Attention:                          By:    /s/ Scott Sperling
Telecopier Number:                         ---------------------------------
-----------------                   Name:  Scott Sperling
(617) 227-3514                      Title: Managing Director



                                    THOMAS H. LEE FOREIGN FUND IV, L.P.

                                    By:  THL Equity Advisors IV, LLC

Address:
-------
75 State Street, Suite 2600
Boston, MA 02109
Attention:                          By:    /s/ Scott Sperling
Telecopier Number:                         ---------------------------------
-----------------                   Name:  Scott Sperling
(617) 227-3514                      Title: Managing Director


                                    THOMAS H. LEE CHARITABLE INVESTMENT L.P.

                                     By:  THL Equity Advisors IV, LLC
Address:
-------
75 State Street, Suite 2600
Boston, MA 02109
Attention:                          By:    /s/ Scott Sperling
Telecopier Number:                         ---------------------------------
-----------------                   Name:  Scott Sperling
(617) 227-3514                      Title: Managing Director


                                    THL-CCI LIMITED PARTNERSHIP

                                    By:  THL Equity Advisors IV, LLC
Address:
-------
75 State Street, Suite 2600
Boston, MA 02109
Attention:                          By:    /s/ Scott Sperling
Telecopier Number:                         ---------------------------------
-----------------                   Name:  Scott Sperling
(617) 227-3514                      Title: Managing Director

                                    BEACON CAPITAL PARTNERS, L.P.

                                    By:  Beacon Capital Partners, Inc.,
                                         its General Partner
Address:
-------
1 Federal Street, 26/th/ Floor
Boston, MA 02110
Attention:                          By:    /s/ John C. Halsted
Telecopier Number:                         ---------------------------------
-----------------                   Name:  John C. Halsted
(617) 457-0499                      Title: Senior Vice President





                                    STRATEGIC REAL ESTATE INVESTMENTS I, L.L.C.
Address:
-------
1995 University Avenue
Suite 550
Berkeley, CA 94704
Attention:                          By:    /s/ Kenneth T. Rosen
Telecopier Number:                         ---------------------------------
-----------------                   Name:  Kenneth T. Rosen
(510) 849-1209                      Title: Manager